AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2006
REGISTRATION No. 333-127577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3
to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TELUS CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	4812	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)
21st Floor, 3777 Kingsway
Burnaby, British Columbia V5H 3Z7, Canada
(604) 432-4546
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9200
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Phyllis G. Korff Richard B. Aftanas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York, NY 10036 (212) 735-3000	Audrey T. Ho TELUS Corporation 21st Floor, 3777 Kingsway, Burnaby, British Columbia V5H 3Z7, Canada (604) 697-8044	Sheila A. Murray Anoop Dogra Blake, Cassels & Graydon LLP Commerce Court West 199 Bay Street, Toronto, Ontario M5L 1A9, Canada (416) 863-2400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☑	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below).
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

EXPLANATORY NOTE
     This Post-Effective Amendment No. 3 amends the registration statement on Form F-10 (File No. 333-127577) (the “Registration Statement”) originally filed by TELUS Corporation, a corporation duly organized and existing under the laws of the Province of British Columbia, Canada (the “Company”), on August 16, 2005. The sole purpose of this amendment is to file a supplemental trust indenture recently entered into by the Company in connection with the issuance and sale of its debts securities as exhibits to the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Parts II and III of the Registration Statement and the exhibits hereto.

1

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification
     Sections 160 to 163 of the Business Corporations Act (British Columbia) (successor to the Company Act (British Columbia)) provide as follows:
     160 Subject to section 163, a company may do one or both of the following:
(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
     161 Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party
(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
     162 (1) Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
     (2) A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.
     163 (1) A company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply:
(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.
     (2) If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:
(a)	indemnify the eligible party under section 160 (a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.
     Article 20 of the Articles of the Registrant provides as follows:
     “Indemnification
     20.1 Definitions
     In this Article 20:
     (1) “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
     (2) “eligible party” means a director or former director of the Company or any subsidiary of the Company, or an officer or former officer of the Company or any subsidiary of the Company;
     (3) “eligible proceeding” means a proceeding, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, former director, officer or former officer of the Company or its subsidiaries:
(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
     (4) “expenses” has the meaning set out in the Business Corporations Act;
     (5) “proceeding” includes a legal proceeding or investigative action, whether current, threatened, pending or completed; and
     (6) “subsidiary” for this Article 20 includes any partnership or joint venture which is controlled, directly or indirectly by the Company.
     20.2 Mandatory Indemnification of Eligible Parties
     Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible person is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.
     20.3 Indemnification of Other Persons
     Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.
     20.4 Non-Compliance with Business Corporations Act

     The failure of an eligible party, or any other person to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.
     20.5 Company May Purchase Insurance
     The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
     (1) is or was a director, officer, employee or agent of the Company;
     (2) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;
     (3) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or
     (4) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;
against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.”
     To the extent permitted by law, the Company has entered into an indemnification agreement with its directors for liabilities incurred while performing their duties. The Company also maintains Directors’ & Officers’ Liability and Fiduciary Liability insurance which protect individual directors and officers and the Company against claims made, provided they acted in good faith on behalf of the Company, subject to policy restrictions.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits

Exhibit No.	Description
3.1***	Agency Agreement, dated as of May 15, 2006, by and among TELUS Corporation (the “Company”) the Company and the Agents named therein
4.1**	Annual Information Form of the Company, dated March 20, 2006 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)
4.2**
Audited Consolidated Financial Statements of the Company, including the notes thereto, as at and for the year ended December 31, 2005, together with the auditors’ report thereon dated February 14, 2006 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)

4.3**	Management’s Discussion and Analysis of Financial Results of the Company for the year ended December 31, 2005 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)
4.4**
Information Circular of the Company, dated as of March 10, 2006, prepared in connection with the Company’s annual, special and class meetings held on May 3, 2006 (incorporated by reference to the Company’s Form 6-K filed on April 10, 2006)

4.5**	Interim Unaudited Consolidated Financial Statements of the Company as at and for the three period ended March 31, 2006 (incorporated by reference to the Company’s Form 6-K filed on May 5, 2006)
4.6**	Management’s Discussion and Analysis of Financial Results of the Company for the period ended March 31, 2006 (incorporated by reference to the Company’s Form 6-K filed on May 5, 2006)
5.1*	Consent of Deloitte & Touche LLP
5.2***	Consent of Deloitte & Touche LLP (as filed with the securities regulator in each province of Canada)
5.3***	Consent of Deloitte & Touche LLP (as filed with the securities regulator in each province of Canada)
5.4***	Consent of Blake, Cassels & Graydon LLP (as filed with the securities regulator in each province of Canada)
5.5***	Consent of Blake, Cassels & Graydon LLP (as filed with the securities regulator in each province of Canada)
5.6***	Consent of Osler, Hoskin & Harcourt LLP (as filed with the securities regulator in each province of Canada)
5.7***	Consent of Osler, Hoskin & Harcourt LLP (as filed with the securities regulator in each province of Canada)
6.1***	Powers of Attorney
7.1**	Form of Indenture (the “Indenture”) (incorporated by reference to the Company’s Form F-10/A filed on May 22, 2001)
7.2*	Fourth Supplemental Indenture to the Indenture, dated as of May 18, 2006, by and between the Company and Computershare Trust Company of Canada, as trustee

*	Filed herewith.

**	Incorporated by reference.

***	Previously filed.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission Staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process.
     Concurrently with the original filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X. A written irrevocable consent and power of attorney on Form F-X has also been filed by the Canadian trustee in connection with the original filing of this Registration Statement on Form F-10.
     Any change to the name or address of the agent for service of the Registrant or the Canadian trustee will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada, on this 18th day of May, 2006.

TELUS CORPORATION
By:	/s/ Darren Entwistle
	Name:	Darren Entwistle
	Title:	President and Chief Executive Officer

By:	/s/ Robert G. McFarlane
	Name:	Robert G. McFarlane
	Title:	Executive Vice-President and Chief Financial Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Title	Date

/s/ Darren Entwistle Darren Entwistle	Director, President and Chief Executive Officer (Principal Executive Officer)	May 18, 2006

/s/ Robert G. McFarlane Robert G. McFarlane	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2006

* Brian A. Canfield	Chairman	May 18, 2006

* R.H. (Dick) Auchinleck	Director	May 18, 2006

* R. John Butler	Director	May 18, 2006

* A. Charles Baillie	Director	May 18, 2006

* Micheline Bouchard	Director	May 18, 2006

* John S. Lacey	Director	May 18, 2006

* Brian F. MacNeill	Director	May 18, 2006

* Ronald P. Triffo	Director	May 18, 2006

* Donald Woodley	Director	May 18, 2006

* Ruston E.T. Goepel	Director	May 18, 2006

*By: /s/ Robert G. McFarlane		May 18, 2006
Robert G. McFarlane as Attorney-in-fact

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of TELUS Corporation in the United States, in the State of Delaware, Country of the United States of America, on the 18th day of May, 2006.

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi

EXHIBIT INDEX

Exhibit No.	Description

3.1***	Agency Agreement, dated as of May 15, 2006, by and among TELUS Corporation (the “Company”) the Company and the Agents named therein
4.1**	Annual Information Form of the Company, dated March 20, 2006 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)
4.2**
Audited Consolidated Financial Statements of the Company, including the notes thereto, as at and for the year ended December 31, 2005, together with the auditors’ report thereon dated February 14, 2006 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)

4.3**	Management’s Discussion and Analysis of Financial Results of the Company for the year ended December 31, 2005 (incorporated by reference to the Company’s Form 40-F filed on March 21, 2006)
4.4**
Information Circular of the Company, dated as of March 10, 2006, prepared in connection with the Company’s annual, special and class meetings held on May 3, 2006 (incorporated by reference to the Company’s Form 6-K filed on April 10, 2006)

4.5**	Interim Unaudited Consolidated Financial Statements of the Company as at and for the three period ended March 31, 2006 (incorporated by reference to the Company’s Form 6-K filed on May 5, 2006)
4.6**	Management’s Discussion and Analysis of Financial Results of the Company for the period ended March 31, 2006 (incorporated by reference to the Company’s Form 6-K filed on May 5, 2006)
5.1*	Consent of Deloitte & Touche LLP
5.2***	Consent of Deloitte & Touche LLP (as filed with the securities regulator in each province of Canada)
5.3***	Consent of Deloitte & Touche LLP (as filed with the securities regulator in each province of Canada)
5.4***	Consent of Blake, Cassels & Graydon LLP (as filed with the securities regulator in each province of Canada)
5.5***	Consent of Blake, Cassels & Graydon LLP (as filed with the securities regulator in each province of Canada)
5.6***	Consent of Osler, Hoskin & Harcourt LLP (as filed with the securities regulator in each province of Canada)
5.7***	Consent of Osler, Hoskin & Harcourt LLP (as filed with the securities regulator in each province of Canada)
6.1***	Powers of Attorney
7.1**	Form of Indenture (the “Indenture”) (incorporated by reference to the Company’s Form F-10/A filed on May 22, 2001)
7.2*	Fourth Supplemental Indenture to the Indenture, dated as of May 18, 2006, by and between the Company and Computershare Trust Company of Canada, as trustee

*	Filed herewith.

**	Incorporated by reference.

***	Previously filed.